Exhibit 99.c


                         TANDEM COMPUTERS INCORPORATED
                                   Notice of
                        SPECIAL MEETING OF STOCKHOLDERS
                          To be held August 29, 1997


To Our Stockholders:

      Tandem Computers Incorporated's Special Meeting of Stockholders will be held Friday, August 29, 1997, at 10:00 A.M. at Tandem's headquarters, 10435
N. Tantau, Building 200, Cupertino, California.

      Details of the business to be conducted at this Special Meeting are provided in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement.

      Stockholders of record at the close of business on July 28, 1997, will be entitled to vote at the Special Meeting or any adjournments thereof.


                                  DETACH HERE

                                     PROXY

                         TANDEM COMPUTERS INCORPORATED

        Proxy Solicited By Trustee of the Tandem Computers Incorporated
                            401(k) Investment Plan
                      For Special Meeting August 29, 1997

      The Trustee of the Tandem Computers Incorporated 401(k) Investment Plan (the "Plan") is hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned that (i) have been allocated to the account of the undersigned or (ii) have not been allocated to the account of the undersigned but for which the undersigned is entitled to give voting direction, at the Special Meeting of Stockholders of Tandem Computers Incorporated to be held on Friday, August 29, 1977, or at any adjournment or postponement of the Special Meeting.

      Listed on the reverse of this card are the number of shares of Tandem Computers Incorporated Common Stock allocated to your account in the Plan.
You may direct the Trustee to vote such shares and your pro rata portion of the unallocated shares represented by this proxy at the Special Meeting. If a vote is not specified, the Trustee shall vote your shares in the same proportion as the shares held in the Plan for which voting direction has been received.

       CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

                                  DETACH HERE


[ X ]  Please mark
       votes as in
       this example.

PLEASE MARK, DATE, SIGN, AND RETURN

The Board of Directors recommends a vote FOR item 1.

1.    To approve and adopt the Merger        FOR        AGAINST       ABSTAIN
      Agreement, dated as of June 22,       [   ]        [   ]         [   ]
      1997, by and among Tandem
      Computers Incorporated, Compaq
      Computer Corporation, and a wholly
      owned subsidiary of Compaq
      Computer Corporation.

      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [   ]


     Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:______________ Date:_____ Signature:_______________ Date:_____